UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2022

C.H. ROBINSON WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23189	41-1883630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No)

14701 Charlson Road Eden Prairie, Minnesota 55347
(Address of principal executive offices and zip code)

(952) 937-8500

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	CHRW	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2022, C.H. Robinson Worldwide, Inc. (the “Company”) announced that Arun Rajan, age 53, has been appointed to serve as Chief Operating Officer, effective immediately. Prior to this appointment, Mr. Rajan served as the Company’s Chief Product Officer since September 2021. Before joining the Company, Mr. Rajan served as Chief Technology Officer of Whole Foods Market, part of Amazon, from 2019 to September 2021. Prior to joining Whole Foods Market, Mr. Rajan served in leadership roles at Zappos, an online retail company, through its acquisition by Amazon, including as Chief Operating Officer from 2014 to 2019 and as Chief Technology Officer from 2009 to 2013. In addition, Mr. Rajan previously served as Chief Technology Officer of One Kings Lane, Co-founder and Chief Technology Officer of New York City’s Intent Media, Chief Technology Officer of Travelocity Europe and LastMinute.com, and Co-Founder and Chief Technology Officer of ITRadar.com.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C.H. ROBINSON WORLDWIDE, INC.

Dated: October 31, 2022	By:	/s/ Ben G. Campbell
Ben G. Campbell Chief Legal Officer and Secretary

3